UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
CONSOLIDATED WATER CO. LTD.
(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

CONSOLIDATED WATER CO. LTD.
Regatta Office Park, Windward Three, 4th Floor, West Bay Road
P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands
Notice of Annual General Meeting of Shareholders
to be held on Tuesday, May 23, 2023
Notice is hereby given that the Annual General Meeting of Shareholders of Consolidated Water Co. Ltd. (the “Company”) will be held at The Westin Grand Cayman Seven Mile Beach Resort & Spa, Seven Mile Beach, Grand Cayman, KY1-1203, Cayman Islands, at 3:00 p.m. Cayman Islands time (4:00 p.m. Eastern Daylight Time), on Tuesday, May 23, 2023. Shareholders will need to have the 16-digit control number included on their Notice of Internet Availability, their proxy card or the instructions that accompanied their proxy materials to be admitted to the Annual General Meeting.
The Annual General Meeting will be held for the purpose of considering and acting upon the following matters:
1.
The election of eight directors to the Board of Directors;

2.
The advisory vote on executive compensation;

3.
The advisory vote on the frequency of holding an advisory vote on executive compensation;

4.
The ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, at the remuneration to be determined by the Audit Committee of the Board of Directors; and

5.
Such other business as may properly come before the meeting.

Admittance to the meeting will be limited to shareholders. The Board of Directors has fixed the close of business on March 24, 2023 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any postponement or adjournment thereof. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting. EACH SHAREHOLDER IS URGED TO SUBMIT A PROXY AS SOON AS POSSIBLE VIA THE INTERNET, TELEPHONE OR MAIL. ANY PROXY (AND ANY POWER OF ATTORNEY OR OTHER AUTHORITY UNDER WHICH IT IS SIGNED, OR A NOTARIZED COPY OF SUCH AUTHORITY) MUST BE DEPOSITED BY MAIL AT THE FOLLOWING ADDRESS: VOTE PROCESSING, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NY 11717 OR ELECTRONICALLY AT WWW.PROXYVOTE.COM AT LEAST 24 HOURS BEFORE THE MEETING IN ORDER TO BE VOTED AT THE MEETING. SHAREHOLDERS WHO EXECUTE A PROXY MAY ATTEND THE MEETING; HOWEVER, ATTENDANCE AT THE MEETING WILL AUTOMATICALLY REVOKE A SHAREHOLDER’S PREVIOUSLY SUBMITTED PROXY. THEREFORE, A SHAREHOLDER WHO ATTENDS THE MEETING WILL NEED TO VOTE HIS, HER OR ITS SHARES AT THE MEETING IN ORDER FOR HIS, HER OR ITS SHARES TO BE COUNTED. IN THE CASE OF JOINT HOLDERS, THE VOTE OF THE SENIOR HOLDER WHO TENDERS A VOTE, WHETHER IN PERSON OR BY PROXY, SHALL BE ACCEPTED TO THE EXCLUSION OF THE VOTES OF THE OTHER JOINT HOLDERS, AND FOR THIS PURPOSE SENIORITY SHALL BE DETERMINED BY THE ORDER IN WHICH THE NAMES OF THE HOLDERS STAND IN THE REGISTER.
By Order of the Board of Directors,
Wilmer F. Pergande
Chairman of the Board
April 13, 2023
Enclosures

CHAIRMAN’S LETTER
April 13, 2023
Dear Shareholder:
On behalf of the Board of Directors, it is our pleasure to invite you to the 2023 Annual General Meeting of Shareholders of Consolidated Water Co. Ltd. to be held at The Westin Grand Cayman Seven Mile Beach Resort & Spa, Seven Mile Beach, Grand Cayman, KY1-1203 Cayman Islands, at 3:00 p.m. Cayman Islands time (4:00 p.m. Eastern Daylight Time), on Tuesday, May 23, 2023.
These past several years have presented unprecedented challenges on a global scale. We are appreciative of the opportunities we have had to continue to serve our customers after overcoming the challenges they faced. Throughout the year, the Board of Directors and executive management collaborated closely to ensure the company met its commitments to a broad range of stakeholders, including our employees, customers, the communities we operate in, suppliers, and of course our shareholders.
Amidst the challenges, this past fiscal year offered another year for quality financial performance, and we delivered positive results for our shareholders, including returning approximately $5.2 million to shareholders in the form of dividends. We celebrate these successes as we continue to pursue our business development efforts and look forward to more opportunities ahead as we remain committed to the long-term interests of shareholders.
However, it is with a heavy heart that I must also report the passing of one of our directors, Richard “Rick” Finlay. He was an integral part of our board and made many valuable contributions to the company over his 27-year tenure. He will be deeply missed by all of us, and we extend our deepest sympathies to his family and loved ones. As we mourn the loss of our colleague and friend, we are reminded of the importance of our mission and the responsibility we have to our stakeholders. We remain committed to upholding the values and principles that Rick embodied, and to continuing to drive our business forward with excellence and integrity.
Our directors represent a wide range of backgrounds and expertise, with one director identifying as female and three directors identifying as “two or more races or ethnicities” under The Nasdaq Stock Market’s new diversity rules, representing over 50% of the non-executive members of the Board. We believe our diversity of backgrounds, experiences, perspectives, and skills contributes to the board’s effectiveness in managing risk and providing guidance that positions the Company for long-term success. Of our eight directors, seven are independent, including our Chairman and all committee members, and the sole executive director is Frederick W. McTaggart, who is the Chair of our Environmental and Social Governance Committee.
This Proxy Statement contains details of the business to be conducted during the Annual General Meeting and describes our corporate governance policies and practices. We continue to be considered a smaller reporting company. As such, we have elected to adopt the scaled disclosure requirements afforded to smaller reporting companies, while still communicating material information and our perspectives to our shareholders. In addition to communicating information and our perspectives, we also believe in the value of listening to our shareholders. Shareholder feedback also helps us prioritize our efforts and enhance our transparency.
Whether or not you participate in the Annual General Meeting, it is important that your shares be represented and voted during the meeting. We urge you to promptly vote and submit your proxy (1) via the Internet, (2) by phone or (3) if you received your proxy materials, by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience.
As we look ahead, we remain excited about the opportunities we have in terms of our business, shareholder value creation, and contributing to the markets and parties we serve. Thank you for the trust you place in us and the opportunity to serve you and our company as directors. On behalf of all directors, I extend our gratitude for your support and request that you vote in the affirmative for the proposals to be considered at the Annual General Meeting.
Sincerely,
Wilmer F. Pergande
Chairman of the Board of Directors

i

Note About Forward-Looking Statements
This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, unless required to do so by law.

ii

CONSOLIDATED WATER CO. LTD.
Annual General Meeting of Shareholders
Tuesday, May 23, 2023
Proxy Statement
This Proxy Statement has been prepared and is distributed and made available by the board of directors (the “Board of Directors”) of Consolidated Water Co. Ltd. (the “Company”) in connection with the solicitation of proxies for the Annual General Meeting of Shareholders of the Company (the “Annual General Meeting”) to be held at The Westin Grand Cayman Seven Mile Beach Resort & Spa, Seven Mile Beach, Grand Cayman, KY1-1203 Cayman Islands, at 3:00 p.m. Cayman Islands time (4:00 p.m. Eastern Daylight Time), on Tuesday, May 23, 2023, and any adjournment or postponement thereof for the purpose set forth in the accompanying Notice of Annual General Meeting of Shareholders. Shareholders will need to have the 16-digit control number included on their Notice of Internet Availability, their proxy card or the instructions that accompany their proxy materials to be admitted to the Annual General Meeting.
This Proxy Statement and the accompanying form of proxy will be distributed to shareholders and will be made available for viewing, downloading and printing by shareholders at www.proxyvote.com, on or about April 13, 2023. The Company will bear the cost of the solicitation of proxies.
Only holders of record of the Company’s Ordinary Shares, par value CI$0.50 per share (the “Ordinary Shares”), and the Company’s Redeemable Preference Shares, par value CI$0.50 per share (the “Redeemable Preference Shares”), on the books of the Company at the close of business on March 24, 2023, are entitled to vote at the Annual General Meeting. On that date, 15,722,244 Ordinary Shares and 34,383 Redeemable Preference Shares were issued and outstanding. Our Ordinary Shares and Redeemable Preference Shares are referred to as “common stock” and “redeemable preferred stock,” respectively, in our consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America. All matters that come before this Annual General Meeting will be decided by a vote that will be demanded in each case by Frederick W. McTaggart or David W. Sasnett, the persons who are appointed proxies in the proxy card which accompanies this Proxy Statement. Each shareholder of record is entitled to one vote for each Ordinary Share or Redeemable Preference Share (collectively, the “Shares”) on all matters that come before the Annual General Meeting. The holders of 33 1∕3% of the issued and outstanding Shares, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual General Meeting.
For Proposal 1, the election of eight directors, each nominee shall be elected as a director if the number of Shares cast “for” such nominee’s election exceeds the number of Shares “withheld” with respect to such nominee’s election. The approval of holders of at least a majority of the Shares cast is required for: (i) Proposal 2, the advisory vote on executive compensation; (ii) Proposal 3, the advisory vote on the frequency of holding an advisory vote on executive compensation and (iii) Proposal 4, the ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
Proposal 1 (the election of eight directors), Proposal 2 (the advisory vote on executive compensation) and Proposal 3 (the advisory vote on the frequency of holding an advisory vote on executive compensation) are considered “non-routine” matters. Proposal 4 (the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023) is considered a “routine” matter. Banks, brokers, or other nominees (“Brokers”) who hold shares on behalf of beneficial shareholders have discretion to vote such shares with respect to “routine” matters without receiving voting instructions from the beneficial holders of the shares. However, Brokers who hold shares on behalf of beneficial shareholders do not have discretion to vote such shares with respect to “non-routine” matters if they do not receive voting instructions from the beneficial holders of the shares. If no instruction is given to Brokers with respect to “non-routine” matters, a “broker non-vote” is recorded for each such uninstructed share. Abstentions and “broker non-votes” are not treated as votes cast and, therefore, will not affect the outcome of the vote.

Shares represented by a properly executed proxy must be received not later than 24 hours before the scheduled time of the meeting and, if received in time to permit its use at the meeting or any postponement or adjournment thereof, will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the Shares represented by the proxy will be voted (i) “for all” in the election of the nominees for director; (ii) “for” the approval of executive compensation; (iii) to hold the advisory vote on executive compensation every year; and (iv) “for” the ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm.
A shareholder of record who has given a proxy may revoke it at any time before it is voted at the meeting by giving written notice of such revocation to the office of the Secretary of the Company, or by executing and delivering to the Company not later than 24 hours before the scheduled time of the meeting a proxy bearing a later date. A proxy will be revoked automatically if a shareholder attends the meeting.
Shareholders may, by electronic means via the Internet, by telephone or by mail, appoint a proxy to vote Shares before the meeting as more fully described below:
•
By Internet: Go to www.proxyvote.com and follow the instructions. Shareholders should have their proxy card available when accessing the site.

•
By Telephone: Call 1-800-690-6903 and follow the voice prompts (have your proxy card available).

•
By Mail: If shareholders have received a proxy card, shareholders should mark their vote, sign their name exactly as it appears on the proxy card, date the card and return it in the envelope provided.

Shareholders that would like to request a physical copy of the material(s) for this and/or future shareholder meetings, may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, shareholders must include the 16-digit control number included on their Notice of Internet Availability, their proxy card or the instructions that accompanied their proxy materials. Unless requested, you will not otherwise receive a paper or email copy.
Unless otherwise indicated herein, all references to “$” are to United States dollars and all references to “CI$” are to Cayman Island dollars.
[The remainder of this page is intentionally left blank.]

PROPOSAL 1
Election of Directors
The shareholders of the Company will vote on the election of eight directors at the Annual General Meeting. Each nominee listed below has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual General Meeting. If, prior to the Annual General Meeting, a nominee should become unavailable to serve, the proxies in such nominee’s favor will be void. The Board of Directors knows of no reason to anticipate that this will occur.
At the 2022 Annual General Meeting, shareholders voted to approve an amendment to the Amended and Restated Articles of Association (the “Articles”) that eliminated the classified board structure and three-year terms of office for directors and replaced such structure and terms with a non-classified board structure and one-year terms. Accordingly, all eight directors will stand for reelection at the 2023 Annual General Meeting.
The affirmative vote of the holders of a majority of the Shares cast is required to elect each director. Abstentions and “broker non-votes” are not treated as votes cast and, therefore, will not affect the outcome of the vote. Unless a shareholder specifies otherwise on the accompanying proxy, its shares will be voted “FOR ALL” nominees listed below.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR ALL” IN THE ELECTION OF THE NOMINEES LISTED BELOW.
Linda Beidler-D’Aguilar, age 60, has been a director of our Company since November 2018. Ms. Beidler-D’Aguilar is an attorney and has lived and worked in The Bahamas since 1991. From July 2015 to April 2023, she was a partner and head of the financial services practice at Glinton Sweeting O’Brien, a full-service boutique law firm located in Nassau, Bahamas, which specializes in financial services, corporate advisory services, securitization, real estate and resort development, and commercial litigation. From January 2005 to July 2015, Ms. Beidler-D’Aguilar was a partner at Graham Thompson, a law firm located in The Bahamas and Turks & Caicos specializing in trust and estate planning, commercial matters, civil litigation, family law, securitization, employment and immigration matters. Prior to joining Graham Thompson, Ms. Beidler-D’Aguilar worked briefly at another local law firm, before which she served as Vice President — Legal & Trademark, overseeing global intellectual property and domestic legal matters at Bacardi & Company Limited for almost nine years. Previously she was employed by two major trust companies in The Bahamas. Before moving to The Bahamas, Ms. Beidler-D’Aguilar practiced law in the United States.
Ms. Beidler-D’Aguilar was selected to serve as a member of our Board of Directors because of her nearly 30 years of experience as an attorney, her legal, business and financial knowledge acquired during that period and her knowledge of, and business contacts in, the Caribbean.
Brian E. Butler, age 73, has been a director of our Company since 1983. Mr. Butler, a full-time resident of the Cayman Islands, has since 1977 directed a consortium of property development companies presented under the Butler name specializing in luxury resort projects in the Cayman Islands, the Turks and Caicos Islands, and British Columbia, Canada.
Mr. Butler was selected to serve as a member of our Board of Directors because of his over 50 years of experience as a property developer (over 45 of those years in the Caribbean), his business and financial knowledge acquired during that period and his knowledge of, and business contacts in, the Cayman Islands.
Carson K. Ebanks, age 67, became the Cayman Islands government-nominated director of our Company in May 2001. Mr. Ebanks was the Director of Planning for the Cayman Islands from 1991 to 1997. He served the Cayman Islands Government as a Chief Officer beginning in 1997, and, when he retired in November 2011, he was Chief Officer for the Ministry of Finance, Tourism and Development. Mr. Ebanks is a Justice of the Peace, a Fellow of the Royal Geographic Society and a member of the Most Excellent Order of the British Empire. He holds a Bachelor of Environmental Studies (Hons. Urban and Regional Planning — Peace and Conflict Studies Minor) from the University of Waterloo and a Master of Arts — Planning in Community and Regional Planning from the University of British Columbia. He is a trustee of the National Gallery of the Cayman Islands and is the Secretary General of the Cayman Islands Olympic Committee. Mr. Ebanks is also the President of the Cayman Islands National Karate-Do Association. Mr. Ebanks has served on the Boards of the Trustee of Cayman Islands National Museum, the Cayman Islands Airports Authority, the Cayman Islands Port Authority, Cayman Islands Turtle Farm, Cayman Islands Airways, the Cayman Islands Civil Service Co-operative Credit Union, the Housing Development Corporation, the Water Authority — Cayman and the National Roads Authority.
Mr. Ebanks, who was nominated to serve on our Board of Directors by the Cayman Islands government, was selected to serve as a member of our Board of Directors because of his knowledge of government affairs, his contacts within the Cayman Islands government and his experience in the water industry.
Clarence B. Flowers, Jr., age 67, has been a director of our Company since 1991. Mr. Flowers is, and has been since 1985, the principal of Orchid Development Company, a real estate developer in the Cayman Islands. Mr. Flowers also serves as a director of C.L. Flowers & Sons, which is the largest manufacturer of wall systems in the Cayman Islands, and Cayman National Bank, a retail bank.
Mr. Flowers was selected to serve as a member of our Board of Directors because of his more than 40 years of experience in the construction industry as a real estate developer in the Cayman Islands.
Frederick W. McTaggart, age 60, has been a director of our Company since 1998, the Company’s President since October 2000 and its Chief Executive Officer since January 1, 2004. Mr. McTaggart served as Chief Financial Officer of the Company from February 2001 to January 1, 2004. From April 1994 to October 2000, Mr. McTaggart was the Managing Director of the Water Authority — Cayman, the government-owned water utility serving certain areas of the Cayman Islands. From March 1987 to April 1994, he held the positions of Deputy Director and Operations Engineer with the Water Authority — Cayman. He received his B.S. degree in Building Construction from the Georgia Institute of Technology in 1985.
Mr. McTaggart was selected to serve as a member of our Board of Directors because of his extensive technical and managerial experience in the water industry, and his knowledge and managerial experience within both public and private sector water utilities.
Wilmer F. Pergande, age 83, has been a director of our Company since 1978 and Chairman since 2009. He has more than 55 years of management, sales, manufacturing and engineering experience in the desalination and chemical processing industries. Mr. Pergande is the principal of WF Pergande Consulting LLC and currently provides consulting engineering services with respect to marine industry, metallurgy, fluid dynamics and aqueous chemical solutions separation technologies. He retired in 2006 as the Global Leader for Desalination and Process Equipment for GE Infrastructure, Water and Process Technologies, which position he held since 2002. Mr. Pergande previously held the position of Vice President of Special Projects of Osmonics Inc. and Chief Executive Officer of the desalination subsidiary of Osmonics Inc., a publicly traded water treatment and purification company, until its acquisition by General Electric Co. Before joining Osmonics, Mr. Pergande was the Chief Executive Officer of Licon International Inc., a publicly traded manufacturer of liquid chemical separation, purification and processing equipment. Previously, Mr. Pergande was the President of Mechanical Equipment Company Inc. (MECO) for 14 years and held engineering, sales and executive managerial positions with AquaChem Inc. a subsidiary of Coca Cola Co, at the time, both companies being manufacturers of seawater desalination equipment. He has a bachelor’s degree in Mechanical Engineering from Marquette University and Post Graduate Studies in Chemical Engineering, Metallurgy, Heat Transfer and Business Management from Marquette University and the University of Wisconsin. Mr. Pergande served three terms as a Director of the International Desalination Association, in which he held the positions of Treasurer and Secretary. He is a Member of Five Technical Societies related to the Business and has presented numerous Technical Papers at Society Meetings.
Mr. Pergande was selected to serve as a member of our Board of Directors because of his management and engineering experience in the desalination industry, and for his management, engineering, sales and marketing skills.
Leonard J. Sokolow, age 66, became a director of our Company on June 1, 2006. Since 2015, Mr. Sokolow has been Chief Executive Officer and President of Newbridge Financial, Inc., a financial service holding company. From 2015 through 2022 he served as Chairman of Newbridge Securities Corporation, its full-service broker-dealer and from 2022 he has been its Chief Executive Officer as well as the Chief Executive Officer of its affiliated SEC Registered Investment Adviser, Newbridge Financial Services Group, Inc., and the Chief Executive Officer and President of its affiliate Bridge Line Advisors LLC, an SEC Exempt Reporting Adviser.

From 2008 through 2012, he served as President and Vice Chairman of National Holdings Corporation, a publicly traded financial services company. From November 1999 until January 2008, Mr. Sokolow was Chief Executive Officer and President, and a member of the Board of Directors, of vFinance, Inc., a publicly traded financial services company he co-founded. Mr. Sokolow was the Chairman of the Board of Directors and Chief Executive Officer of vFinance, Inc. from January 2007 until July 2008, when it merged into National Holdings Corporation, a publicly traded financial services company. Mr. Sokolow was the founder, chairman and chief executive officer of the Americas Growth Fund Inc., a closed-end 1940 Act management investment company, from 1994 to 1998. From 1988 until 1993, Mr. Sokolow was an Executive Vice President and the General Counsel of Applica Inc. (formerly Windmere Corporation), a publicly traded appliance marketing and distribution company. From 1982 until 1988, Mr. Sokolow practiced corporate, securities and tax law and was one of the founding attorneys and a partner of an international boutique law firm. From 1980 until 1982, he worked as a Certified Public Accountant for Ernst & Young and KPMG Peat Marwick. Since January 2016 Mr. Sokolow has served as a member of the Board of Directors of SKYX Platforms Corp., d/b/a Sky Technologies (NASDAQ: SKYX) and Chairman of its Audit Committee from January 2016 through February 2022 and, since September 2016, Chairman of its Corporate Development Committee. Since June 2020, he has served as a member of the Board of Directors of Vivos Therapeutics, Inc. (Nasdaq: VVOS), Chairman of its Audit Committee, and a member of its Nominations and Corporate Governance Committee. Since December 2021, Mr. Sokolow has served as a member of the Board of Directors of Agrify Corporation (NASDAQ: AGFY), where he currently serves as a member of the Audit Committee and the Compensation Committee.
Mr. Sokolow was selected to serve as a member of our Board of Directors because of his experience as a director and principal executive officer, his legal, accounting, auditing and consulting background, and his qualifications to serve as our “audit committee financial expert.”
Raymond Whittaker, age 69, has served as a director of our Company since 1988. Mr. Whittaker was the Managing Director of TransOcean Bank & Trust Ltd., a bank and trust company located in the Cayman Islands and a subsidiary of Johnson International Inc., a bank holding company located in Racine, Wisconsin from 1984 to December 2000. He is now the principal of his own company and management firm, FCM Ltd. On August 25, 2014, Mr. Whittaker was recognized as a Governance Fellow by the National Association of Corporate Directors (“NACD”) upon completion of NACD’s Governance Program and in recognition of an ongoing commitment to exemplary board leadership. Mr. Whittaker continues to participate in various NACD programs.
Mr. Whittaker was selected to serve as a member of our Board of Directors because of his management, financial and banking experience.
Board Leadership Structure and Risk Oversight
Mr. McTaggart currently serves as our principal executive officer, and Mr. Pergande, an independent director, currently serves as the Chairman of the Board of Directors. The Board of Directors has determined that having an independent director serve as Chairman of the Board of Directors is consistent with corporate governance best practices and is in the best interest of shareholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting goals, objectives and agendas to establish priorities and procedures for the work of the Board of Directors.
The Board of Directors is engaged in the oversight of risk through regular updates from Mr. McTaggart, in his role as our Chief Executive Officer, and other members of our management team, regarding those risks confronting us, the actions and strategies necessary to mitigate those risks and the status and effectiveness of those actions and strategies. The updates are provided at regularly scheduled Board of Directors and committee meetings as well as through more frequent informal meetings that include the Chairman of the Board of Directors, our Board of Directors, our Chief Executive Officer, our Chief Financial Officer, our Chief Operating Officer, and other members of our management team. The Board of Directors provides insight into the issues, based on the experience of its members, and provides constructive challenges to management’s assumptions and assertions.

Governance of the Company
Pursuant to the Company’s Memorandum of Association, the Articles and Cayman Islands law, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.
The Board of Directors has determined that the directors nominated for re-election (with the exception of Mr. McTaggart) are “independent” as such term is defined by the applicable listing standards of The NASDAQ Stock Market LLC (“NASDAQ”). The Board of Directors based this determination primarily on a review of the responses of the directors to questions regarding their employment, affiliations, family and other relationships.
The Company schedules meetings of the Board of Directors quarterly, in conjunction with its Annual General Meeting, and as necessary throughout the year. The Company expects that all directors will attend each meeting, absent a valid reason, such as a scheduling conflict. The Board of Directors held eight meetings during 2022.
Each director attended at least 75% of the aggregate number of meetings of the Board of Directors held during 2022 and of all committees of the Board of Directors on which he or she served during 2022.
The Board of Directors also has adopted a Code of Business Conduct and Ethics that applies to all Company directors, officers (including the principal executive officer, principal financial officer and principal accounting officer) and employees. Our Code of Business Conduct and Ethics is posted on the “Investors — Governance” section of the Company’s website: http://www.cwco.com.
If, in the future, the Board of Directors amends the Code of Business Conduct and Ethics or grants a waiver to our principal executive officer, principal financial officer or principal accounting officer with respect to the Code of Business Conduct and Ethics, the Company will post the amendment or a description of the waiver on the “Investors — Governance” section of the Company’s website.
Committees of the Board of Directors
The Board of Directors has four committees: (1) the Compensation Committee; (2) the Audit Committee; (3) the Nominations and Corporate Governance Committee and (4) the Environmental and Social Governance Committee. The Board of Directors has adopted a written charter for each of these committees. The charters are posted on the “Investors — Governance” section of the Company’s website: http://www.cwco.com.
Director	Compensation Committee	Audit Committee	Nominations and Corporate Governance Committee	Environmental and Social Governance Committee
Linda Beidler-D’Aguilar			X	X
Brian E. Butler	X		C	X
Carson K. Ebanks	X		X
Richard L. Finlay(1)	C	X		X
Clarence B. Flowers, Jr.	X
Frederick W. McTaggart				C
Wilmer F. Pergande		X	X
Leonard J. Sokolow		C	X
Raymond Whittaker	X	X

X — Member of Committee
C — Chairman
(1)
Richard L. Finlay passed away on March 14, 2023.

Compensation Committee
During 2022, the Compensation Committee consisted of Brian E. Butler, Carson K. Ebanks, Richard L. Finlay, Clarence B. Flowers, Jr. and Raymond Whittaker. Presently, the Compensation Committee consists of Messrs. Butler, Ebanks, Flowers and Whittaker. The Compensation Committee held three meetings during 2022.
The Compensation Committee is responsible for developing, reviewing and approving the executive compensation program for the Company and its subsidiaries; assessing executive performance; establishing and approving annual incentive compensation plans; approving certain employment agreements; and reviewing and consulting with the Company’s management regarding the executive compensation disclosure (and previously the Compensation Discussion and Analysis) that is included in the Company’s proxy statement for each annual meeting. The Board of Directors has adopted a written charter for the Compensation Committee. The Board of Directors has determined that all members of the Compensation Committee are “independent directors,” as such term is defined under the applicable rules of NASDAQ.
Audit Committee
During 2022, the Audit Committee consisted of Messrs. Finlay, Pergande, Sokolow and Whittaker. Presently, the Audit Committee consists of Messrs. Pergande, Sokolow and Whittaker. The Audit Committee held four meetings during 2022.
The Audit Committee assists the Board of Directors in monitoring the financial reporting process, the internal control structure and management’s testing of such control structure, the independent registered public accountants and the approval of outside consulting services pertaining to the financial and internal control functions of the Company. Its primary duties are to serve as an independent and objective party to monitor the Company’s financial process and internal control system, to select and determine the remuneration of the Company’s independent accountants, to review and appraise the audit effort of the independent accountants and to provide an open avenue of communications among the independent accountants, financial consultants, financial and senior management and the Board of Directors. The Board of Directors has adopted a written charter for the Audit Committee, and the Audit Committee reviews and reassesses the adequacy of its charter every three years, unless changes in circumstances or regulatory requirements necessitate assessment on a more frequent basis. During the year, the Board of Directors examined the composition of the Audit Committee in light of NASDAQ’s corporate governance rules and the regulations promulgated by the United States Securities and Exchange Commission (the “SEC”) applicable to audit committees. Based upon this examination, the Board of Directors has determined that all members of the Audit Committee are “independent directors” within the meaning of applicable rules and regulations of NASDAQ and the SEC. The Board of Directors has also determined that Mr. Sokolow qualifies as an “audit committee financial expert” as defined under applicable rules and regulations of NASDAQ and the SEC.
Nominations and Corporate Governance Committee
The Nominations and Corporate Governance Committee consists of Messrs. Butler, Ebanks, Pergande and Sokolow and Ms. Beidler-D’Aguilar. The Nominations and Corporate Governance Committee held two meetings during 2022.
The Nominations and Corporate Governance Committee makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors and the qualifications of the members of the Board of Directors, establishes procedures for the nomination process, recommends candidates for election to the Board of Directors and nominates officers for election by the Board of Directors. The Board of Directors has determined that all members of the Nominations and Corporate Governance Committee are “independent directors,” as such term is defined under applicable rules of NASDAQ. The criteria for the Nominations and Corporate Governance Committee to recommend nominees for membership on the Board of Directors is contained in the “Consolidated Water Co. Ltd. Corporate Governance Guidelines,” whereby candidates should possess certain minimum qualifications for Board membership, including strong personal values and discipline, high ethical standards, a commitment to full participation on the Board of Directors and its committees and relevant career experience, and whereby diversity of thought, experience, gender and ethnicity shall be considered a priority in any such recommendations.

To recommend a prospective nominee for the Nominations and Corporate Governance Committee’s consideration, a shareholder may submit the candidate’s name and qualifications in writing to the Secretary of the Company, Consolidated Water Co. Ltd., Regatta Office Park, Windward Three, 4th Floor, West Bay Road, P.O. Box 1114, Grand Cayman, KY1-1102, Cayman Islands.
Environmental and Social Governance Committee
During 2022, the Environmental and Social Governance Committee consisted of Messrs. Butler, Finlay and McTaggart and Ms. Beidler-D’Aguilar. Presently, the Environmental and Social Governance Committee consists of Messrs. Butler and McTaggart and Ms. Beidler-D’Aguilar. The Environmental and Social Governance Committee held two meetings during 2022.
The Environmental and Social Governance Committee provides oversight of our policies relating to Environmental and Social Governance (“ESG”) topics and operational controls of environmental, health and safety, and social risks, and is committed to supporting the Company’s efforts to operate as a sound corporate citizen. We believe that an integrated approach to business strategy, corporate governance and corporate citizenship creates long-term value. The following summary highlights certain of our policies and initiatives in these areas.
We are committed to operating with integrity, contributing to the local communities surrounding our global offices, promoting diversity and inclusion, developing our employees and being thoughtful stewards of natural resources. We are also focused on the security of our data and safeguarding our supplier’s and clients’ privacy.
Environmental and Social Governance (ESG) Highlights
Healthy and Safe Work Environment
•
Commitment to comply with all applicable health and safety laws, regulations and other requirements to which we subscribe.

•
Integration of health and safety considerations into business decisions to ensure health and safety of our employees and the community.

•
Equal employment opportunity hiring practices, policies and management of employees.

•
Anti-harassment policy that prohibits hostility or aversion towards individuals in protected categories, and prohibits sexual harassment in any form, and details how to report and respond to harassment issues and strictly prohibits retaliation against any employee for reporting harassment.

•
Since January 1, 2021, we have not been a party to any suits, investigations, inquiries or other proceedings relating to occupational safety and health, nor have any such proceedings been overtly threatened.

•
During 2021 and 2022, we had no work-related fatalities or occupational diseases and one and four workplace injuries, respectively.

Diversity and Inclusion
•
Committed to fostering and promoting an inclusive and globally diverse work environment.

•
Formal policy that forbids discrimination based on protected classifications.

•
One director identifying as female and three directors identifying as “two or more races or ethnicities” under The Nasdaq Stock Market’s diversity rules, representing 50% of the non-executive members of the Board.

Prevention of Human Trafficking and Forced and Child Labor
•
Formal policy that forbids use of forced, debt bonded, indentured labor, involuntary prison labor, slavery or human trafficking in our business or supply chain.

•
Prohibition on employment of anyone under the age of 16 in any position, and workers under the age of 18 for hazardous work, overtime, or night shift work.

Wage and Hour Standards
•
Working hours not to exceed the greater of 60 hours per week or the maximum set by local law.

•
Prohibition on working longer than six consecutive days without at least one day off.

•
Commitment to comply with applicable wage laws, including those related to minimum wages, overtime hours, and legally mandated benefits.

Freedom of Association and Collective Bargaining
•
Employees have the right to freely associate or not associate with third party organizations such as labor organizations.

•
Employees also have the right to bargain or not bargain collectively in accordance with local laws.

Privacy and Data Security	• Maintaining privacy policies, management oversight, and accountability structures to protect privacy and personal data.
Business Conduct and Ethics Codes
•
A strong corporate culture that promotes the highest standards of ethics and compliance for our business; the majority of our directors have an extensive background and experience in risk management.

•
Code of Business Conduct and Ethics sets forth principles to guide employee and director conduct.

Business Continuity
•
As a provider of water, which is essential to life, we have business continuity policies to ensure the safety of our personnel, facilities and critical business functions in case of natural disasters and other emergencies.

Environment
•
Formal policy to identify principle environmental aspects of our operations, and seek to mitigate waste, emissions, energy and water use and other impacts wherever feasible.

•
Commitment to environmental protection and conservation of natural resources through innovative processes and continuous improvement methodologies.

•
Commitment to continue to invest in energy conservation, work to reduce our environmental footprint, and adhere to environmental laws, regulations, policies and goals.

Governance	• Strong focus on corporate governance since inception, striving for best practices in corporate governance.
Stakeholder Involvement	• Commitment to receive feedback from such stakeholders to help improve ESG-related policies, the implementation thereof and our performance thereunder.
Anti-Bribery and Corruption Policies
•
Policies prohibiting improper or unauthorized expenditures (including commercial and public bribery) and other improper payment schemes.

•
Mechanism for confidential reporting of any suspected violations.

As reflected above, we have adopted a number of practices and policies that highlight our commitment to social and environmental responsibility and that seek to promote sustainability and health and well-being in the operation of our business. These practices are designed to position us as a supplier of choice to our customers, an employer of choice to our existing and prospective employees, and a neighbor of choice in our communities. We are committed to the ethical and environmentally responsible operation of our business and have undertaken a number of initiatives to reduce our environmental impact and to ensure a healthy and safe workplace.
As the highlights above demonstrate, we have and enforce a number of ESG-related policies in our workplace, and we expect our suppliers and business partners to adhere to these requirements and to promote these values. While we have always been committed to operating our business in a manner that is environmentally responsible and protective of the health and safety of our employees, in 2021 we adopted the following policies to formalize our commitment:
•
Human Rights Policy — We maintain a Human Rights Policy that seeks to promote the operation of our business in an ethical and socially responsible way and that reflects our commitment to the corporate social responsibility principles reflected in the United Nations (“UN”) Global Compact, the Universal Declaration of Human Rights, the UN Guiding Principles on Business and Human Rights, core International Labour Organization Conventions, the Organization for Economic Co-operation and Development Guidelines for Multinational Enterprises, and the laws of the countries in which we operate.

•
Environmental, Health and Safety Policy — We maintain an Environmental, Health and Safety Policy to guide the conduct of our business in a safe and environmentally sustainable and responsible manner that promotes the health of our employees, customers, community and the environment and that meets global environmental, health and safety requirements.

Copies of these policies and related information can be found on the “Investors — Governance” section of the Company’s website.
Board of Directors Diversity Matrix
Board Diversity Matrix (As of March 24, 2023)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	3	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Shareholder Communication with Directors
Shareholders of the Company who want to communicate with the Board of Directors or any individual director may write to:
Consolidated Water Co. Ltd.
Regatta Office Park, Windward Three, 4th Floor, West Bay Road
P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands
Attn: Secretary of the Company
The letter should include a statement indicating that the sender is a shareholder of the Company. The Secretary will review all shareholder letters with the Board of Directors and depending on the subject matter will:
•
Regularly forward any letter that deals with the function of the Board of Directors or any committees of the Board of Directors (or any matter otherwise appropriate for Board attention) to the director or directors to whom it is addressed;

•
Attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information about the Company and stock-related matters;

•
Based upon the advice of appropriate legal counsel, not forward the letter if it relates to an improper or irrelevant topic; or

•
At each meeting of the Board of Directors, present a summary of all letters received since the last meeting that were not forwarded to the Board of Directors and make those letters available to the Board of Directors upon request.

Audit Committee Report
The Audit Committee submits the following report for 2022:
The Committee has reviewed and discussed with both management and the independent registered public accountants (the “independent auditors”) the audited consolidated financial statements of the Company as of and for the year ended December 31, 2022. The Committee’s review included discussion with the independent auditors of the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.
The Committee has received the written disclosures and the letter from the independent auditors required by the Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors matters relating to their independence.
Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.
Submitted by the Members of the 2022 Audit Committee
Wilmer F. Pergande Leonard J. Sokolow Raymond Whittaker

PROPOSAL 2
Advisory Vote on Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2011 (the “Dodd-Frank Act”) requires companies that are subject to the SEC’s proxy rules and regulations to hold a shareholder vote to approve, on an advisory (non-binding) basis, the compensation of their Named Executive Officers as disclosed in their proxy statements in accordance with the SEC’s rules.
As described in detail under the heading “Executive Compensation,” our executive compensation programs are designed to attract, motivate and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, and long-term strategic and corporate goals. Please read the “Executive Compensation” section included in this Proxy Statement for additional details about our executive compensation programs, including information relating to the fiscal year 2022 compensation of our Named Executive Officers.
The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. The Compensation Committee believes the Company’s executive compensation programs have been effective at incentivizing the achievement of financial performance and returns to shareholders.
We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual General Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2022 Summary Compensation Table and the other related tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders, and to the extent that there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. In addition to the advisory vote on executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues.
At the 2022 Annual General Meeting of Shareholders, approximately 91% of the votes cast on the advisory vote on the executive compensation proposal were cast in favor of our Named Executive Officers’ compensation as disclosed in the proxy statement for last year’s meeting. Our Board of Directors and the Compensation Committee reviewed these final vote results and determined that, given the level of support, the Company should maintain the components of our compensation program.
We have determined that our shareholders should vote on a say-on-pay proposal each year, consistent with the preference expressed by our shareholders at the 2017 Annual General Meeting of Shareholders. As required by the Dodd-Frank Act, at the 2023 Annual General Meeting, we again will hold an advisory vote to solicit shareholder opinions with respect to the frequency with which we should hold an advisory vote on executive compensation.
The approval of holders of at least a majority of the Shares cast is required to approve this proposal. Abstentions and “broker non-votes” are not treated as votes cast and, therefore, will not affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC .
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PROPOSAL 3
Advisory Vote on Frequency of an Advisory Vote on Executive Compensation
The Dodd-Frank Act requires us to hold a shareholder vote to indicate, on an advisory basis, how frequently we should seek an advisory vote on the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal 3, shareholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation every one, two, or three years (or shareholders may abstain).
After careful consideration of this Proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company at this time, and therefore our Board of Directors recommends that shareholders vote for a one-year interval for the advisory vote on executive compensation.
In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will continue to allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our shareholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our shareholders on this Proposal.
Shareholder may cast their vote on their preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when they vote in response to the resolution set forth below.
“RESOLVED, that the option of every one year, two years, or three years that receives a majority of all the votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of the Named Executive Officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Summary Compensation Table and the other related tables and disclosure).”
The option of one year, two years or three years that receives a majority of all the votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by shareholders. However, because this vote is advisory and not binding on the Company or our Board of Directors, our Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option selected by the shareholders. Abstentions and “broker non-votes” are not treated as votes cast and, therefore, will not affect the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE OPTION OF “ONE YEAR” AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.
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PROPOSAL 4
Ratification of the Selection of Independent Accountants
The Audit Committee has selected Marcum LLP to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and to render other professional services as requested, at the remuneration to be determined by the Audit Committee of the Board of Directors. Representatives of Marcum LLP are expected to be available at the Annual General Meeting and will have the opportunity to make a statement and be available to respond to questions.
We are asking our shareholders to ratify the selection of Marcum LLP as our independent registered public accounting firm. Although ratification is not required by the Articles or otherwise, the Board is submitting the selection of Marcum LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders do not ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
The affirmative vote of the holders of a majority of the Shares voted at the Annual General Meeting is necessary to ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
Principal Accounting Fees and Services
The following table shows the fees that the Company and its affiliates paid or accrued for the audit and other services provided by Marcum LLP for the fiscal years ended December 31, 2022 and 2021.
	2022	2021
Audit	$421,750	$369,750
Audit-Related	—	—
Tax	20,980	27,002
All Other	—	—
Total	$442,730	$396,752
Audit: This category includes the fees for the examination of the Company’s consolidated financial statements and internal controls, review of the Company’s Annual Report on Form 10-K and quarterly reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q.
Audit-related: This category consists of fees for services that are closely related to the financial reporting and financial audit processes.
Tax: This category relates to professional services for tax compliance, tax advice and tax planning.
The Audit Committee has adopted a policy that requires their advance approval of all audit services and permitted non-audit services to be provided by the independent auditor as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee approved all of the services described above in accordance with its pre-approval policies and procedures. The Audit Committee gives due consideration to the potential effect of non-audit services on maintaining the auditors’ independence.
The approval of holders of at least a majority of the Shares cast is required for this proposal. Abstentions and “broker non-votes” are not treated as votes cast and, therefore, will not affect the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023, AT THE REMUNERATION TO BE DETERMINED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED SHAREHOLDERS MATTERS
The table below sets forth the beneficial ownership of our Ordinary Shares and Redeemable Preference Shares, of which 15,722,244 and 34,383, respectively, were outstanding as of March 24, 2023, by:
•
each person or entity that we know beneficially owns more than 5% of our Ordinary Shares or Redeemable Preference Shares;

•
each of our directors;

•
our Chief Executive Officer during the year ended December 31, 2022, and the two other most highly compensated executive officers who were serving as executive officers on December 31, 2022; and

•
all of our executive officers and directors as a group.

Title of Class	Identity of Person or Group	Amount Owned**	Percentage of Class**
Ordinary Shares	Amundi(1)	871,708	5.54%
Ordinary Shares	Morgan Stanley(2)	882,301	5.61%
Ordinary Shares	Wilmer F. Pergande, Director, Chairman of the Board of Directors(3)	35,386	*
Ordinary Shares	Frederick W. McTaggart, Director, President and Chief Executive Officer(4)	235,478	1.50%
Ordinary Shares	David W. Sasnett, Executive Vice President and Chief Financial Officer	53,589	*
Ordinary Shares	Ramjeet Jerrybandan, Executive Vice President and Chief Operating Officer	44,598	*
Ordinary Shares	Linda Beidler-D’Aguilar, Director(5)	13,280	*
Ordinary Shares	Brian E. Butler, Director	37,023	*
Ordinary Shares	Carson K. Ebanks, Director	28,223	*
Ordinary Shares	Clarence B. Flowers, Jr., Director(6)	303,765	1.93%
Ordinary Shares	Leonard J. Sokolow, Director(7)	31,865	*
Ordinary Shares	Raymond Whittaker, Director	8,764	*
Ordinary Shares	Directors and Executive Officers as a Group(8)	845,312	5.38%
Redeemable Preference Shares	Kenneth Crowley, Production Manager	2,166	6.30%
Redeemable Preference Shares	Todd Redding, VP of Purchasing and Logistics	732	*

*
Indicates less than 1%.

**
Unless otherwise indicated, to our knowledge, the persons named in the table above have sole voting and investment power with respect to the shares listed.

(1)
On October 11, 2022, Amundi filed Amendment No. 4 to Schedule 13G (“Schedule 13G”), on behalf of itself and Amundi Asset Management, with the Securities and Exchange Commission. The Schedule 13G states that each of Amundi and Amundi Asset Management have shared voting power with respect to 592,177 Ordinary Shares and shared dispositive power over 871,708 Ordinary Shares, and no sole voting or dispositive power. Amundi, a holding company, is the sole owner of Amundi Asset Management, an investment company. The address of Amundi is 91-93 boulevard Pasteur, 75015 Paris, France, and the address for Amundi Asset Management is 90 boulevard Pasteur, 75015 Paris, France.

(2)
On February 9, 2023, Morgan Stanley filed a Schedule 13G (“Schedule 13G”), on behalf of itself and Morgan Stanley Smith Barney LLC, with the Securities and Exchange Commission. The Schedule 13G states that (a) Morgan Stanley has shared voting power with respect to 42,334 Ordinary Shares, shared dispositive power with respect to 882,301 Ordinary Shares, and no sole voting or dispositive power, and (b) Morgan Stanley Smith Barney LLC has shared dispositive power over 839,967 Ordinary Shares, no shared voting power, and no sole voting or dispositive power. Morgan Stanley, a holding company, is the sole owner of Morgan Stanley Smith Barney LLC, an investment company. The address of Morgan Stanley and Morgan Stanley Smith Barney LLC is 1585 Broadway New York, NY 10036.
(3)
Of the 35,386 Ordinary Shares beneficially owned by Mr. Pergande, 33,886 have shared investment power, 1,000 are held in an individual retirement account (“IRA”) of Mr. Pergande and 500 are held in an IRA of Mr. Pergande’s spouse.

(4)
Of the 235,478 Ordinary Shares owned by Mr. McTaggart, 234,178 have shared investment power.

(5)
Of the 13,280 Ordinary Shares beneficially owned by Ms. Beidler-D’Aguilar, 2,000 are evidenced by Bahamian Depository Receipts (“BDRs”), which are listed and traded on the Bahamian International Stock Exchange and have shared investment power. Ordinary Shares that underlie these BDRs are held in a custodial account in The Bahamas.

(6)
Of the 303,765 Ordinary Shares beneficially owned by Mr. Flowers, 300,476 are held by an estate of which Mr. Flowers is a beneficiary.

(7)
Of the 31,865 Ordinary Shares beneficially owned by Mr. Sokolow, 31,596 have shared investment power and 269 are held by a trust of which Mr. Sokolow and his wife are co-trustees.

(8)
Of the 845,312 Ordinary Shares owned by the Directors and executive officers as a group, 306,478 have shared investment power, 2,000 are evidenced by BDRs, which are listed and traded on the Bahamian International Stock Exchange, and 300,476 are held by an estate of which a director is a beneficiary.

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Equity Compensation Plan Information
The following table sets forth certain information as of December 31, 2022, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance under:
•
all compensation plans previously approved by our security holders; and

•
all compensation plans not previously approved by our security holders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	129,991(1)	$0.00	911,854
Equity compensation plans not approved by security holders	—	—	*
Total	129,991	$0.00	911,854

*
This equity compensation plan does not have any limits on the number of shares reserved for issuance under the plans.

(1)
Includes shares related to our long-term incentive compensation plan, specifically: (i) 25,986 shares that were vested as of December 31, 2022 and issued on January 3, 2023; (ii) 8,795 share grants that vest on December 31, 2023; (iii) 21,508 share grants that vest in 1∕2 increments on December 31, 2023 and 2024; (iv) 13,797 shares that were vested as of December 31, 2022 and issued on March 31, 2023 based upon the Company’s cumulative financial performance for the three-year period ended December 31, 2022 relative to the cumulative financial performance target measures for the three-year period ended December 31, 2022 set by the Board of Directors in 2020; and (v) 48,165 shares that may be issued based upon the three-year cumulative financial performance target measures set by the Board of Directors in 2021 and 2022 for the three-year periods ending December 31, 2023 and 2024, respectively. Of the 48,165 shares, the actual number of shares earned may be adjusted upward or downward based upon the executive’s continued employment and the financial performance of the Company relative to the long-term financial performance measures. In addition, 11,740 common stock options issued to four long-serving non-executive employees are outstanding with a weighted average exercise price of $13.59 and a weighted average remaining contractual life of 2.37 years.

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EXECUTIVE OFFICERS
This section provides information concerning the Company’s executive officers:
Name	Position with Consolidated Water Co. Ltd.
Frederick W. McTaggart(1)	Director, President and Chief Executive Officer
David W. Sasnett	Executive Vice President and Chief Financial Officer
Ramjeet Jerrybandan	Executive Vice President and Chief Operating Officer and Company secretary
Brent A. Brodie	Executive Vice President of Business Development
Armando V. Averhoff	Vice President of Information Technology
Todd C. Redding	Vice President of Purchasing and Logistics
Douglas R. Vizzini	Vice President of Finance

(1)
For biographical information regarding Mr. McTaggart, see “Proposal 1 — Election of Directors.”

David W. Sasnett, age 66, became our Executive Vice President and Chief Financial Officer in June 2006, and also served on our Board of Directors from December 2004 through May 2015. From March 2014 through April 2015, Mr. Sasnett served as a member of the Board of Directors of Ominto Inc. (formerly DubLi, Inc.). In 2005 and 2006, Mr. Sasnett was the Chief Financial Officer of VoIP Inc., a publicly traded provider of communication services utilizing voice over Internet protocol technology. During 2004, he was the Vice President of Finance and Controller for MasTec, Inc., a specialty contractor and infrastructure provider traded on the New York Stock Exchange. Mr. Sasnett was the Chief Financial Officer of Catalina Lighting Inc., a publicly traded manufacturer and distributor of residential lighting and other consumer products, from 1996 to 2002. Mr. Sasnett’s experience also encompasses more than 12 years with the auditing and consulting firm of Deloitte & Touche LLP. Mr. Sasnett is a Certified Public Accountant in the state of Florida. Mr. Sasnett received his Bachelor of Science in Accounting from the University of Florida.
Ramjeet Jerrybandan, age 55, joined our Company in 1998 as the Operations Engineer in Grand Cayman. He was promoted to Operations Manager (Cayman) in 2005, became our Vice President of Overseas Operations in May 2006, was promoted to Executive Vice President in December 2016 and became our Chief Operating Officer in March 2020. Mr. Jerrybandan was appointed our Company Secretary in 2013. He obtained his Bachelor of Science degree in Industrial Engineering and his Master of Science degree in Engineering Management at the University of the West Indies. Mr. Jerrybandan holds an Advanced Diploma in Business Administration from the Association of Business Executives of London. He also has extensive training in the Information Technology field, including industrial automation systems.
Brent A. Brodie, age 60, was appointed Director of Sales and Marketing in September 2010, was promoted to Vice President of Sales and Marketing in 2012 and to Executive Vice President of Business Development in March 2022. Mr. Brodie’s experience includes 12 years in a variety of positions with GE Water and Process Technologies, the last of which was Capital Equipment Sales Manager for the Caribbean region. Mr. Brodie was responsible for the management of multiple market channels, including direct sales, indirect distribution, sales representatives, joint ventures and original equipment manufacturers. Mr. Brodie received his Bachelor of Science in Chemical Engineering from the University of Minnesota and his Master of Business Administration (Marketing Emphasis) from the University of Michigan.
Armando V. Averhoff, age 58, joined our Company in November 2010 as the Director of Information Technology and was promoted to Vice President of Information Technology in August 2014. Mr. Averhoff has more than 25 years of experience with various aspects of information technology including infrastructure design, networking, servers, application development, ERP systems and computer operations. Prior to joining the Company, Mr. Averhoff was Information Technology Director at Arrow Cargo Airlines and Computer Operations Manager at LNR Property Corporation in Miami, Florida.
Todd C. Redding, age 59, joined our Company in 2008 as a Senior Purchasing Officer and was promoted to Vice President of Purchasing and Logistics in January 2020. Mr. Redding has more than 25 years of experience in purchasing and supply chain management. This experience includes internal controls, system implementations, domestic as well as foreign purchasing, shipping, warehousing and logistics. Mr. Redding previously was the Vice President of North American Operations for Catalina Lighting, a manufacturer and distributor of residential lighting. Prior to joining Catalina Lighting Mr. Redding was the Manager of Internal Audit at Carnival Cruise Lines, and he started his career with the accounting firm of Grant Thornton. Mr. Redding holds a Bachelor of Science in Accounting from the University of Florida.
Douglas R. Vizzini, age 55, joined our Company in 2007 as the Corporate Controller, was appointed Assistant Company Secretary in 2011 and was promoted to Vice President of Finance in 2012. Mr. Vizzini has more than 25 years of experience, including more than eight years with the accounting firm of Deloitte & Touche LLP and more than 15 years as the Corporate Controller for various public companies. Mr. Vizzini obtained a Bachelor of Accounting and Master of Science in Taxation from Florida International University and is a Certified Public Accountant in the state of Florida.
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EXECUTIVE COMPENSATION
For the fiscal year ended December 31, 2022, the principal components of compensation for our Named Executive Officers were:
•
Base salary;

•
Incentive-based compensation;

•
Retirement and other benefits; and

•
Perquisites and other personal benefits.

Summary Compensation Table
The following table summarizes the compensation of (1) our Chief Executive Officer and (2) our two other most highly compensated executive officers based upon total compensation (collectively, our “Named Executive Officers”) for the fiscal years ended December 31, 2022 and 2021.
Name and Title	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Frederick W. McTaggart Chief Executive Officer	2022	525,000	525,000	262,500	18,600	1,331,100
	2021	496,100	145,000	248,050	18,000	907,150
David W. Sasnett Executive VP & Chief Financial Officer	2022	399,195	166,755	119,759	18,600	704,309
	2021	373,075	80,000	111,923	18,000	582,998
Ramjeet Jerrybandan Executive VP & Chief Operating Officer	2022	389,630	165,785	116,889	18,600	690,904
	2021	364,140	100,000	109,242	18,000	591,382

(1)
Non-Equity Incentive Plan Compensation amounts have been determined pursuant to the terms outlined in our Named Executive Officers’ respective employment agreements and our short-term incentive compensation plan.

(2)
Amounts for 2022 and 2021 represent the value (based upon the share price of our stock on the grant date) of the shares that may be earned by and granted to the executive in future years under stock grant rights provided under our long-term incentive compensation plan. With respect to these stock grant rights, 50% of the underlying shares vest in equal 1∕3 increments on December 31 of each year in the three-year period following the January 1 date on which the stock grant right is awarded if the executive is employed by the Company as of the vesting date. The remaining 50% of the underlying shares associated with these stock grant rights will be earned by and granted to the executive if our Company achieves the three-year cumulative financial performance target measures established by the Board for the three-year periods ending December 31, 2024 (for the stock grants awarded in 2022) and 2023 (for the stock grants awarded in 2021) and the executive is in our employ as of the measurement date. The actual number of shares earned and granted under these performance measures may be greater or lesser than these amounts (or even zero) based upon the financial performance of the Company relative to the long-term financial performance target measures.

(3)
Represents car allowances.

Employment Agreements
Frederick W. McTaggart  —  President and Chief Executive Officer
On January 1, 2004, we entered into a three-year employment agreement with Frederick W. McTaggart, our President and Chief Executive Officer. This agreement is subject to extension each year upon mutual agreement such that the term will be for three years from January 1 of the next following year, which is currently through December 31, 2025. Under the terms of the employment agreement, Mr. McTaggart is entitled to an annual base salary and annual and long-term incentive compensation if certain performance goals are met. If the Company at its discretion elects not to renew Mr. McTaggart’s agreement, such agreement terminates on December 31 of that year, and Mr. McTaggart is entitled to receive a severance payment equal to twice his then annual base salary. The Company’s Compensation Committee establishes Company performance goals and Mr. McTaggart’s individual performance goals. If we terminate Mr. McTaggart without cause, he is entitled to receive the aggregate annual salaries due over the remaining term of his employment agreement.
Mr. McTaggart is also entitled to an automobile expense allowance, which amounted to $18,600 and $18,000 in 2022 and 2021, respectively. This allowance increases on January 1 of each year by $50 per month.
David W. Sasnett  —  Executive Vice President and Chief Financial Officer
Effective January 1, 2008, we entered into an employment agreement with Mr. Sasnett, our Executive Vice President and Chief Financial Officer, which is subject to annual renewal and has since been extended through December 31, 2023. Under the terms of the employment agreement, Mr. Sasnett is entitled to an annual base salary and annual and long-term incentive compensation if certain performance goals are met. Our Compensation Committee establishes Company performance goals and our Chief Executive Officer establishes Mr. Sasnett’s individual performance goals. If our Chief Executive Officer or the Company decides not to extend the term of the employment agreement, the term of the employment agreement will expire on December 31 of the year in which such decision is made, and we will be obligated to pay Mr. Sasnett, in cash, a severance payment equal to his base salary on the expiration date.
Mr. Sasnett is also entitled to an automobile expense allowance, which amounted to $18,600 and $18,000 in 2022 and 2021, respectively. This allowance increases on January 1 of each year by $50 per month.
Ramjeet Jerrybandan  —  Executive Vice President and Chief Operating Officer
Effective January 1, 2008, we entered into an employment agreement with Mr. Jerrybandan, our Executive Vice President and Chief Operating Officer, which agreement was amended on March 29, 2017 and September 9, 2022. Under the terms of this employment agreement (prior to and after the amendment), Mr. Jerrybandan is entitled to an annual base salary and annual and long-term incentive compensation if certain performance goals are met. Our Compensation Committee establishes Company performance goals and our Chief Executive Officer establishes Mr. Jerrybandan’s individual performance goals. This agreement is subject to annual renewal and, if renewed, will be extended for an additional two years from December 31st of the year in which renewed. If our Chief Executive Officer or the Company decides not to extend the term of the employment agreement, the term of the employment agreement will expire on December 31 of the year in which such decision is made, and we will be obligated to pay Mr. Jerrybandan the greater of the severance payment required by the Cayman Islands Labour Act or an amount equal to his base salary for that year, plus all other accrued compensation.
Mr. Jerrybandan is also entitled to an automobile expense allowance, which amounted to $18,600 and $18,000 in 2022 and 2021, respectively. This allowance increases on January 1 of each year by $50 per month.
Long-Term Incentive Compensation Awards
All of our executive officers are eligible to earn annual incentive compensation in the form of grants of common stock that vest in the future. Under this long-term incentive compensation plan, all executive officers participate in the plan but with different measures and levels of opportunity. The plan includes a combination of performance-based and time vesting grants of common stock.
The actual number of shares that may be earned by our Named Executive Officers under our long-term incentive compensation program varies based upon the financial performance of the Company relative to the long-term financial performance target amounts established by the Board for a three-year period.
Option Exercises and Stock Vested
The following table provides information for each of the Named Executive Officers on stock option exercises and shares vested during the year ended December 31, 2022, including the number of shares acquired and the value realized upon exercise and the number of shares acquired and the value realized upon vesting, before payment of any applicable withholding tax and broker commissions.
Named Executive Officer	Option Awards		Stock Awards
	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting ($)
Frederick W. McTaggart	—	—	16,704	247,219
David W. Sasnett	—	—	7,478	110,674
Ramjeet Jerrybandan	—	—	7,297	107,996
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the outstanding awards under our long-term incentive compensation plan as of December 31, 2022, for each Named Executive Officer.
Named Executive Officer	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market value of unearned shares, units or other rights that have not vested ($)
Frederick W. McTaggart	3,431(1)	50,779(1)
	10,293(2)	152,336(2)
	8,224(3)	121,715(3)
	12,336(4)	182,573(4)
David W. Sasnett	1,547(1)	22,896(1)
	4,645(2)	68,746(2)
	3,752(3)	55,530(3)
	5,628(4)	83,294(4)
Ramjeet Jerrybandan	1,511(1)	22,363(1)
	4,533(2)	67,088(2)
	3,662(3)	54,198(3)
	5,493(4)	81,296(4)

(1)
Amounts represent the number and value of shares that vest on December 31, 2023, assuming continued employment.

(2)
Amounts represent the number and value of shares that may be earned by the executive assuming achievement of the three-year cumulative financial performance target measures established by the Board for the three-year period ending December 31, 2023. The actual number and value of shares earned may be adjusted upward or downward based upon the executive’s continued employment and the financial performance of the Company relative to the long-term financial performance measures.

(3)
Amounts represent the number and value of shares that vest in equal 1∕2 increments on December 31, 2023 and 2024, assuming continued employment.

(4)
Amounts represent the number and value of shares that may be earned by the executive assuming achievement of the three-year cumulative financial performance target measures established by the Board for the three-year period ending December 31, 2024. The actual number and value of shares earned may be adjusted upward or downward based upon the executive’s continued employment and the financial performance of the Company relative to the long-term financial performance measures.

Pension Benefits
We do not have any defined benefit plans and only offer defined contribution plans.

Non-Qualified Deferred Compensation
We do not have any non-qualified deferred contribution plans or other deferred compensation plans.
Potential Payments Upon Termination or Change in Control
The section below describes the payments that may be made to the Named Executive Officers upon termination or Change in Control, as defined below, pursuant to individual agreements.
Termination
Our Named Executive Officers’ employment agreements may be terminated upon:
•
the death of the Named Executive Officer.

•
the Named Executive Officer being adjudicated bankrupt.

•
the Named Executive Officer giving six months’ notice of termination.

•
the Named Executive Officer being unable to discharge his duties due to physical or mental illness for a period of more than 60 days.

Additionally, our Chief Financial Officer’s and Chief Operating Officer’s employment agreements may be terminated due to (i) his conviction of a felony; (ii) his commission of an act or omission that could result in material harm to us; (iii) or conduct justifying dismissal under Cayman Islands law. Our other Named Executive Officers’ employment agreements may be terminated due to conduct by such Named Executive Officer justifying dismissal under Cayman Islands law.
Upon termination due to the Named Executive Officer’s inability to discharge his duties due to physical or mental illness for a period of more than 60 days, the Named Executive Officer will be terminated.
Assuming our Named Executive Officers’ employment agreements were terminated on December 31, 2022, due to the Named Executive Officer’s inability to discharge his duties due to physical or mental illness for a period of more than 60 days, the compensation due to our Named Executive Officers would be as set forth in the following table.
Named Executive Officer	Salary ($)	Medical Insurance ($)	Total Compensation ($)
Frederick W. McTaggart(1)	2,000	70,160	72,160
David W. Sasnett(2)	1,000	27,524	28,524
Ramjeet Jerrybandan(3)	2,000	55,393	57,393

(1)
In the case of our Chief Executive Officer, we will pay him $1,000 per year and provide medical insurance for him and his family for a period of two years.

(2)
In the case of our Chief Financial Officer, we will pay him $1,000 per year and provide medical insurance for him and his family for a period of one year.

(3)
In the case of our Chief Operating Officer, we will pay him $1,000 per year and provide medical insurance for him and his family for a period of two years.

Severance
Upon termination of employment, our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer are entitled to receive severance payments under their employment agreements. Our Chief Executive Officer’s, Chief Financial Officer’s and Chief Operating Officer’s employment agreements provide for a lump sum severance payment equal to 24 months, 12 months and 12 months (or the severance payment required by the Cayman Islands Labour Act, if greater), respectively, of their then current respective base salaries if their employment agreements are not renewed. The Committee negotiated these severance packages to provide them with an amount equal to their base salary for the length of their non-competition arrangements with us.

The following table sets forth the total amount of severance payments that would be made to Messrs. McTaggart, Sasnett and Jerrybandan if their employment agreements were terminated without cause as of December 31, 2022:
Name	Severance ($)
Frederick W. McTaggart	1,575,000
David W. Sasnett	798,390
Ramjeet Jerrybandan	779,260
Change in Control
Upon a “Change in Control,” as defined below, our Chief Financial Officer may elect to terminate his employment and receive a lump sum payment in an amount equal to 36 months of his then current base salary. If we (or our successor) terminate our Chief Operating Officer’s employment within one year following a Change of Control, we (or our successor) will pay our Chief Operating Officer a lump sum in cash in an amount equal to two times his then-current base salary, plus all other compensation accrued as of the effective date of termination.
After reviewing the practices of companies represented in the compensation data we obtained, we believe that our Chief Financial Officer’s and our Chief Operating Officer’s Change in Control arrangements are generally in line with such arrangements offered to chief financial officers and chief operating officers of comparable companies.
In determining whether to approve and setting the terms of such Change in Control arrangements, the Committee recognizes the importance to us and our shareholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. A properly arranged Change in Control provision protects shareholder interests by enhancing employee focus during rumored or actual Change in Control activity through:
•
Incentives to remain with us despite uncertainties while a transaction is under consideration or pending; and

•
Assurance of compensation for terminated employees after a Change in Control.

For the purposes of this discussion, a “Change in Control” occurs when: (i) any person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, publicly announces that such person or group has become the beneficial owner of more than 30% of the combined voting power (“Controlling Voting Power”) of our then outstanding securities that may be cast for the election of directors and (ii) the persons who were our directors before such event shall cease to constitute a majority of our Board of Directors, or any successor, as the direct or indirect result of any person or group acquiring Controlling Voting Power.
The following table sets forth the total amount of change in control payments that would be made to Messrs. Sasnett and Jerrybandan if their employment agreements were terminated upon a “Change in Control” as of December 31, 2022:
Name	Change in Control ($)
David W. Sasnett	1,197,585
Ramjeet Jerrybandan	779,260
Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information that demonstrates the relationship between executive “Compensation Actually Paid” and the Company’s performance against several specific financial metrics.

Pay versus Performance Table: The table below reflects Compensation Actually Paid to the Company’s Principal Executive Officer (“PEO”) and Average Summary Compensation Actually Paid to Non-PEO Named Executive Officers (“NEOs”) during 2022 and 2021.
Year	Summary Compensation Table Total for PEO $	Compensation Actually Paid to PEO(1) $	Average Summary Compensation Table Total for Non-PEO NEOs $	Average Compensation Actually Paid to Non-PEO NEOs(1) $	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(2) $	Net Income $
2022	1,331,100	1,547,295	697,606	794,129	129.66	5,856,294
2021	907,150	841,379	587,190	558,031	91.12	875,579

(1)
Compensation Actually Paid represents total compensation as reported in the Summary Compensation Table for that year (i) less the grant-date fair value of any stock and option awards granted during that year, (ii) plus the change in fair value of outstanding and unvested stock and option awards during that year, as well as the fair value of new stock and option awards granted during that year as of the end of the year.

(2)
The Value of Initial Fixed $100 Investment Based on Total Shareholder Return depicts a hypothetical $100 investment in CWCO common stock on December 31, 2020, and shows the value of that investment over time (assuming the reinvestment of dividends) for each calendar year. Historical stock performance is not necessarily indicative of future stock performance.

Relationship between Compensation Actually Paid Disclosed in the Pay versus Performance Table and Other Table Elements
Compensation Actually Paid to Mr. McTaggart and Average Compensation Actually Paid to Non-PEO NEOs for 2022 and 2021 were directionally aligned with the cumulative total shareholder return and net income for those years.
Tabular List of CWCO’s Most important Metrics that Link Compensation Actually Paid to the PEO and other NEOs
We consider the list below to be CWCO’s most important metrics that link compensation paid to our Named Executive Officers, as they are the key metrics that determine the payout of CWCO’s Annual Incentive Plan and Performance Stock Units.
•
Revenue (excluding pass-through energy charges)

•
Net income

•
Gross margin

•
Earnings per share

•
Operating cash flows

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Director Compensation
The following table sets forth a summary of the compensation earned by our non-employee directors and/or paid to certain of our non-employee directors in 2022.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Linda Beidler-D’Aguilar*	39,050	41,043	80,093
Brian E. Butler*	43,850	47,744	91,594
Carson K. Ebanks*	38,500	41,906	80,406
Richard Finlay*(2)	66,800	52,049	118,849
Clarence B. Flowers, Jr.*	36,300	38,089	74,389
Wilmer F. Pergande*(3)	157,100	43,953	201,053
Leonard J. Sokolow*	62,600	45,765	108,365
Raymond Whittaker*	48,700	45,724	94,424

*
The Board of Directors has determined that each of such persons is an “independent director” under the corporate governance rules of NASDAQ.

(1)
Represents fair value on the date of grant.

(2)
Of the $118,849 fees earned or paid in cash, $20,000 consists of director fees paid by Consolidated Water (Bahamas) Limited for service on the board of directors of this Company subsidiary. Mr. Finlay passed away on March 14, 2023.

(3)
Of the $201,053 fees earned or paid in cash, $27,500 consists of director fees paid by Consolidated Water (Bahamas) Limited for service on the board of directors of this Company subsidiary.

Director Compensation Policy
Our Chairman of the Board of Directors receives an annual cash retainer of $103,000 and each director who is not an executive officer is entitled to an annual cash retainer of $33,000. In addition, under the non-executive directors share plan, the Chairman of the Board of Directors and each director who is not an executive officer receives an annual equity retainer in Ordinary Shares worth $32,500 and $33,150, respectively. A Director who is also an executive officer of our Company (i.e. Mr. McTaggart) is not entitled to an annual retainer of cash or equity.
Each director who is a member of the Compensation Committee and the Chairman of the committee is entitled to an annual cash retainer of $3,300 and $5,550, respectively. In addition, under the non-executive directors share plan, each committee member and the Chairman of the committee receive an annual equity retainer in Ordinary Shares worth $5,835 and $7,485, respectively.
Each director who is a member of the Audit Committee and the Chairman of the committee is entitled to an annual cash retainer of $4,400 and $7,400, respectively. In addition, under the non-executive directors share plan, each committee member and the Chairman of the committee receive an annual equity retainer in Ordinary Shares worth $7,780 and $9,980, respectively.
Each director who is a member of the Nominations and Corporate Governance Committee and the Chairman of the committee is entitled to an annual cash retainer of $2,200 and $3,700, respectively. In addition, under the non-executive directors share plan, each committee member and the Chairman of the committee receive an annual equity retainer in Ordinary Shares worth $3,890 and $4,990, respectively.
Each director who is a member of the Environmental and Social Governance Committee and the Chairman of the committee is entitled to an annual cash retainer of $4,400 and $7,400, respectively. In addition, under the non-executive directors share plan, each committee member and the Chairman of the committee receive an annual equity retainer in Ordinary Shares worth $7,780 and $9,980, respectively. Mr. McTaggart is the Chairman of this committee and is not entitled to an annual retainer of cash or equity.

The number of Ordinary Shares granted to the directors is calculated by dividing the equity retainers by the prevailing market price on October 1 of the preceding year.
Transactions with Related Persons
The Company has a written policy regarding the review, approval or ratification of related person transactions. A related person transaction for the purposes of the policy is a transaction between the Company and one of the Company’s directors or nominees for director, executive officers, 5% shareholders, or a member of one of these persons’ immediate family, in which such person has a direct or indirect material interest and involves more than $120,000. Under this policy, related person transactions are prohibited unless the Audit Committee has determined in advance that the transaction is in the best interests of the Company.
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OTHER MATTERS
Deadline for Shareholder Proposals
Shareholder proposals intended to be presented under Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy statement and accompanying proxy for the 2024 Annual General Meeting of Shareholders, including nomination of an individual for election as a director at the 2024 Annual General Meeting of Shareholders, must be received at the Company’s principal executive offices in the Cayman Islands by December 14, 2023 and must meet all the requirements of Rule 14a-8. To recommend a prospective nominee for the Nominations and Corporate Governance Committee’s consideration, see “Committees of the Board of Directors.”
Proposals and other notices should be sent to:
Consolidated Water Co. Ltd.
Regatta Office Park, Windward Three, 4th Floor, West Bay Road
P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands
Attn: Secretary of the Company
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports and Notices of Internet Availability of Proxy Materials. This means that only one copy of the Company’s proxy statement, annual report and Notice of Internet Availability of Proxy Materials may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of any of the documents to you if you notify the Company’s Secretary at the Company’s executive offices of your desire to receive additional copies. If you wish to receive separate copies of the annual report, proxy statement and Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you may contact your bank, broker or other nominee record holder, or you may contact the Company’s Secretary at the Company’s executive offices.
Financial Statements and Exhibits to Form 10-K
The Company’s financial statements are contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 that was filed with the SEC on March 30, 2023, a copy of which is included with this proxy statement. Such report and the financial statements contained therein are not to be considered a part of this soliciting material.
The Company’s 2022 Annual Report, which is included with this proxy statement, does not include copies of the exhibits to that filing. The Company will furnish any such exhibits by request sent to the Company’s Secretary.
Other Matters
Management knows of no matters that are to be presented for action at the meeting other than the matters set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their judgment on such matters.
The Company will make available a list of shareholders of the Company before the close of business on May 3, 2023, for inspection during normal business hours from 8:30 a.m. through 4:30 p.m., at the Company’s corporate headquarters located at Regatta Office Park, Windward Three, 4th Floor, West Bay Road, Grand Cayman, KY1-1102, Cayman Islands. Shareholders wanting to inspect the shareholder list should call our Corporate Secretary at (345) 945-4277 to schedule an appointment. In addition, the list of shareholders also will be available during the meeting through the meeting website for shareholders who choose to attend.

SCAN TO
VIEW MATERIALS & VOTE

V10653-P89770-Z84596

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

CONSOLIDATED WATER CO. LTD.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election of eight directors to the Board of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Linda Beidler-D'Aguilar
02) Brian E. Butler
03) Carson K. Ebanks
04) Clarence B. Flowers, Jr.
05) Frederick W. McTaggart
06) Wilmer F. Pergande
07) Leonard J. Sokolow
08) Raymond Whittaker

The Board of Directors recommends you vote FOR proposals 2 and 4 and 1 YEAR on proposal 3.

	For	Against	Abstain
2. An advisory vote on executive compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. An advisory vote on the frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

CONSOLIDATED WATER CO. LTD. REGATTA OFFICE PARKWINDWARD THREE, 4TH FLOOR, WEST BAY ROAD GRAND CAYMAN KY1-1102CAYMAN ISLANDS SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 22, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 22, 2023. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.VOTE IN PERSONYou may attend the meeting and vote in person at The Westin Grand Cayman Seven Mile Beach Resort & Spa, Seven Mile Beach, Grand Cayman, Cayman Islands. Have the 16-digit control number included on this proxy card with you to gain entry to the meeting. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V10653-P89770-Z84596 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V10654-P89770-Z84596PROXYConsolidated Water Co. Ltd.2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2023The undersigned, revoking all prior proxies, hereby appoint(s) Frederick W. McTaggart and David W. Sasnett, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all voting shares of Consolidated Water Co. Ltd. (the "Company") that the undersigned would be entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at 3:00 p.m. Cayman Islands Time (4:00 p.m. ET), on Tuesday, May 23, 2023, and at any postponements or adjournments thereof. The Annual General Meeting will be held in person at The Westin Grand Cayman Seven Mile Beach Resort & Spa, Seven Mile Beach, Grand Cayman, Cayman Islands. The 16-digit control number included on this proxy card will be required to access the meeting.This proxy when properly executed will be voted in the manner directed by the undersigned shareholder(s) and in the discretion of the proxies on such matters as may properly come before the Annual General Meeting or any postponements or adjournments thereof.IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED AS FOLLOWS: "FOR ALL" THE NOMINEES IN THE ELECTION OF THE DIRECTORS IN PROPOSAL 1, "FOR" PROPOSAL 2, FOR "1 YEAR" FOR PROPOSAL 3AND "FOR" PROPOSAL 4. Attendance of the undersigned at the Annual General Meeting or any postponements or adjournments thereof will automatically revoke this proxy. Therefore, if the undersigned attends the meeting, he, she or it will need to vote his, her or its shares at the meeting in order for his, her or its shares to be counted.Continued and to be signed on reverse side